Exhibit 3

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER JANUARY 24, 2017.
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION AND ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THEM TO SUCH EFFECT.
Void after 5:00 p.m. (New York City time) on the Expiry Date.
WARRANT
For the purchase of Common Shares of
SPHERE 3D CORP.
(Organized under the laws of the Province of Ontario, Canada)
Number of Warrants: 8,333,333	Warrant Certificate No. 58
This is to certify that, for value received, MF Ventures, LLC, 201 Spear Street, 14th Floor, San Francisco, CA 94105 (the "Holder"), shall have the right to purchase from Sphere 3D Corp. (the "Corporation"), at any time and from time to time up to 5:00 p.m. (New York City time) (the "Expiry Time") on January 24, 20221 (the "Expiry Date"), as amended herein, one fully paid and non-assessable common share in the capital of the Corporation (a "Common Share") for each Warrant (individually, a "Warrant") represented hereby at a price of US$0.55 per Common Share (the "Exercise Price"), upon and subject to the terms and conditions set forth herein. This Warrant is one of the Warrants to purchase Common Shares issued pursuant to that certain Purchase Agreement, dated as of December 30, 2016, by and among the Company and the investors (the "Investors") referred to therein (the "Purchase Agreement").
1. For the purposes of this Warrant Certificate, the term "Common Shares" means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under Section 8 hereof, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.
2. All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any

1 5 year term from the date of issuing the warrant.

of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.
3. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.
4. The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:
(a)	duly completing and executing a subscription substantially in the form attached as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and
(b)
surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at 9112 Spectrum Center Boulevard, San Diego, California, 92123, together with payment of the purchase price for the Common Shares subscribed for in the form of certified cheque, money order or bank draft payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for ("Aggregate Exercise Price").

5. Upon delivery and payment as set forth in Section 4, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares, or to a non-transferable written acknowledgement of the right to obtain a certificate.  The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) Business Days (as defined below) of such delivery and payment as set forth in Section 4 or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the "DTC Program") and the Common Shares to be delivered to the Holder pursuant to this Section 5 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 5 to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system.  Notwithstanding any adjustment provided for in Section 8 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate, "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City and Toronto (Ontario) are open for the general transaction of business.
6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.
7. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 8 and 9 hereof.  The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it; and (b) use its commercially reasonable efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non‑assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.
8.	(a)	As used in this Warrant, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:
"Current Market Price" of the Common Shares at any date means the price per share equal to the Weighted Average Price (as defined below) at which the Common Shares have traded on the Nasdaq Global Market or, if the Common Shares are not then listed on the Nasdaq, on such other stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose (collectively, "Nasdaq"); and
"director" means a director of the Corporation and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and
"Weighted Average Price" means, for the Common Shares as of any date, the dollar volume-weighted average price for the Common Shares on Nasdaq during the period beginning at 9:30:01 a.m., New York time (or such other time as Nasdaq publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as Nasdaq publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of the Common Shares on such date shall be the fair market value as mutually determined by the Corporation and the Holder.  If the Corporation and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 26.
(b)
If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.
(c)
If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change the domicile of the Corporation, being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants.  If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder such that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

(d)
If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in Sections 8 (b) or (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this Section 8, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(e)
If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of the Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith.  The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.
9. The following rules and procedures shall be applicable to the adjustments made pursuant to Section 8:
(a)
any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of Section 8, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)
no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this Section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)
the adjustments provided for in Section 8 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such section;

(d)
if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(e)
as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(f)
forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(g)	any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to Section 8 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder;
(h)
any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants under the terms of this Warrant Certificate shall be subject to the prior approval of the Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(i)
in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in Section 8, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10. At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in Section 8 herein, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.
11. On the happening of each and every such event set out in Section 8, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.
12. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of Sections 8 and 9 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) Business Days after the date of the re‑opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to Sections 8 and 9 hereof as a result of the completion of the event in respect of which the transfer books were closed.
13. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.  No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.
14. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Warrant Certificate.  In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised.  Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to Section 5.
15. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.  The applicant for the issue of a new Warrant Certificate pursuant to this section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion and shall pay the reasonable charges of the Corporation in connection therewith.
16.	The Holder may transfer the Warrants represented hereby by:
(a)	duly completing and executing the transfer form attached as Schedule "B" ("Transfer Form"); and
(b)
surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.
17. Neither the issuance and sale of the securities represented by this Warrant Certificate nor the Common Shares into which these securities are exercisable have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or applicable state securities laws.  These securities may not be offered for sale, sold, transferred or assigned unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available, and the Corporation and its transfer agent has received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to them to such effect.
18. Any certificate representing Common Shares issued upon the exercise of this Warrant may bear the following legends:

"UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [                    ]. (In the event that no physical certificates are issued, the above constitutes written notice of the legend restriction under applicable Canadian securities laws.)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION AND ITS TRANSFER AGENT HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THEM TO SUCH EFFECT."
19. The Corporation will maintain a register of holders of Warrants at its principal office.  The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.  A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.
20. The Corporation shall notify the Holder forthwith of any change of the Corporation's address.
21. All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth Business Day next following the post thereof.
22. If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.
23. This Warrant Certificate shall be governed by the internal laws of the State of New York , without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
24. If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
25. This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.
26. In the case of a dispute as to the determination of the Weighted Average Price, the Exercise Price or the arithmetic calculation of the Common Shares for which this Warrant is exercisable, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail to the Holder.  If the Holder and the Corporation are unable to agree upon such determination or calculation of the Exercise Price or of the Common Shares for which this Warrant is exercisable within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder  or (b) the disputed arithmetic calculation of the Common Shares for which this Warrant is exercisable to the Corporation's independent, outside accountant.  The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

 IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

 DATED as of the 24th day of January.
SPHERE 3D CORP.

Per: /s/ Kurt Kalbfleisch
Kurt Kalbfleisch, Chief Financial Officer

Schedule "A"
SUBSCRIPTION FORM
TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:
TO:	SPHERE 3D CORPORATION 9112 Spectrum Center Boulevard, San Diego, California, 92123
The undersigned hereby subscribes for                           Common Shares of Sphere 3D Corp. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).
Registered Name:	_______________________________________

Address for Delivery of Common Shares:	_______________________________________

_______________________________________

Attention: ____________________________

Exercise Price Tendered (US$[•] per Common Share or as adjusted)		US$ ____________________

Capitalized terms not defined herein shall have the meanings assigned to them in the Warrant Certificate to which this subscription form is attached.
 Dated at                                        , this      day of                              ,     20        .

)
	)	_______________________________________
Witness:	)	Holder's Name
)
)
	)	_______________________________________
	)	Authorized Signature
)
)
	)	_______________________________________
Title (If Applicable)
Signature guaranteed1:
_________________________________________________________________________
1. If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust Corporation or a member of a stock exchange in the United States.

Schedule "B"
WARRANT TRANSFER FORM
FOR VALUE RECEIVED, subject to receipt of prior written approval of SPHERE 3D CORP. (the "Corporation"), the undersigned (the "Transferor") hereby sells, assigns and transfers unto (name) __________________________________________  (the "Transferee") of (residential address) _____________________________________________________________________________________ Warrants of the Corporation registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.
NOTICE:
The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust Corporation or a member of a recognized stock exchange.  The guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

DATED this        day of                    , 20    .
_______________________________________	_______________________________________
Signature Guaranteed	(Signature of transferring Warrantholder)

_______________________________________
Name (please print)

_______________________________________
Address

_______________________________________

TRANSFEREE ACKNOWLEDGMENT
In connection with this transfer the undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

_______________________________________
(Signature of Transferee)

_______________________________________	_______________________________________
Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws.  The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto.  Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.